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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-49885 and 333-49887) of Nutraceutical International Corporation of our report dated November 17, 1998 appearing on page F-2 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
December 29, 1998